UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 24, 2018, an annual meeting of the shareholders of Simpson Manufacturing Co, Inc. (the “Company”) was held at the Company’s home office located at 5956 W. Las Positas Blvd., Pleasanton, California 94588 (the “Annual Meeting”), for the shareholders to vote on the following proposals:

Proposal 1:	To elect six directors, each to hold office until the Company's 2019 annual meeting of shareholders or until his or her successor has been duly qualified and elected. .

Proposal 2:	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

Proposal 3:	To approve, on an advisory, non-binding basis of the compensation of the Company’s named executive officers.

The foregoing proposals were the only proposals to be acted upon at the Annual Meeting. For information regarding such proposals, see the Company’s definitive proxy statement filed, with the U.S. Securities Exchange Commission by the Company on March 13, 2018, with respect to the Annual Meeting.

At the close of business on February 26, 2018, the record date for the Annual Meeting, there were 46,684,831 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting (“Common Stock”). As the holders of 45,219,967 shares of Common Stock, having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at any meeting of the Company’s shareholders, were represented in person or by proxy at the Annual Meeting, a quorum was present.

Each of the foregoing proposals was adopted and approved by the shareholders at the Annual Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each of Proposals 1- 3 presented at the Annual Meeting, including a separate tabulation with respect to each director nominee for office are set forth below:

 Proposal 1: Election of Directors.

				Broker
	For	Against	Abstain	Non-Votes
Karen Colonias	42,193,711	611,377	1,474	2,413,405
Celeste V. Ford	42,092,193	506,173	208,196	2,413,405
Michael A. Bless	36,907,436	5,897,058	2,068	2,413,405
Jennifer A. Chatman	41,887,818	713,025	205,719	2,413,405
Robin G. MacGillivray	41,915,553	683,609	207,400	2,413,405
Philip E. Donaldson	42,355,587	448,825	2,150	2,413,405

As a result, the six individuals were elected by the shareholders as directors of the Company, each to hold office until the Company's 2019 annual meeting of shareholders or until his or her successor has been duly qualified and elected.

Proposal 2: Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2018.

FOR	AGAINST	ABSTAIN
44,910,826	308,381	760

As a result, the selection of Grant Thornton LLP by the Company's board of directors as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified by the shareholders.
Proposal 3: Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,833,000	758,620	214,942	2,413,405

As a result, the compensation paid to the Company's named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting was approved by the shareholders.

The Company will include a shareholder vote on the compensation of its named executive officers in its proxy materials and hold such a vote every year until the occurrence of the next vote on the frequency of shareholder votes on the compensation of the Company's named executive officers pursuant to section 14A(a)(2) of the Securities Exchange Act of 1934 (15 U.S.C 78n-1(a)2)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: April 26, 2018	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

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